Exhibit 4.2

ANALOG DEVICES, INC.

$440,212,000 3.450% SENIOR NOTES DUE JUNE 15, 2027

SUPPLEMENTAL INDENTURE

Dated as of October 7, 2022

To

INDENTURE

Dated as of June 3, 2013

THE BANK OF NEW YORK

MELLON TRUST COMPANY, N.A.

Trustee

TABLE OF CONTENTS

		Page
ARTICLE 1.
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.1.	Relationship with Base Indenture	1
Section 1.2.	Definitions	2
Section 1.3.	Other Definitions	6
Section 1.4.	Additional Interest	6

ARTICLE 2.
THE NOTES

Section 2.1.	Form and Dating	6
Section 2.2.	Transfer and Exchange	7

ARTICLE 3.
REDEMPTION AND PREPAYMENT

Section 3.1.	Optional Redemption	9
Section 3.2.	Mandatory Redemption	10

ARTICLE 4.
PARTICULAR COVENANTS

Section 4.1.	Offer to Purchase Upon Change of Control Triggering Event	10
Section 4.2.	Liens	11
Section 4.3.	Sale and Lease Back Transactions	12
Section 4.4.	Covenants	13
Section 4.5.	Rule 144A Information	13

ARTICLE 5.
DEFAULTS AND REMEDIES

Section 5.1.	Events of Default	13
Section 5.2.	Registration Default	14

ARTICLE 6.
SATISFACTION AND DISCHARGE; DEFEASANCE

Section 6.1.	Satisfaction and Discharge of Indenture	14
Section 6.2.	Legal Defeasance of Securities of any Series	14
Section 6.3.	Covenant Defeasance	14

ARTICLE 7.
MISCELLANEOUS

Section 7.1.	Trust Indenture Act Controls	14
Section 7.2.	Governing Law	14
Section 7.3.	Successors	14

Section 7.4.	Severability	15
Section 7.5.	Counterpart Originals	15
Section 7.6.	Table of Contents, Headings, Etc.	15
Section 7.7.	Jury Trial	15
Section 7.8.	Interpretation	15
Section 7.9.	Instruction by Electronic Means	16
Section 7.10.	Miscellaneous	16

Annex A	PROVISIONS RELATING TO THE NOTES
Exhibit A	FORM OF NOTE

SUPPLEMENTAL INDENTURE dated as of October 7, 2022 by and between Analog Devices, Inc., a Massachusetts corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

The Company has heretofore executed and delivered to the Trustee an indenture, dated as of June 3, 2013 (the “Base Indenture”), providing for the issuance from time to time of one or more Series of the Company’s securities.

Section 9.1 of the Base Indenture provides that the Company and the Trustee, without the consent of any holders of the Company’s Securities, from time to time may amend or supplement certain terms and conditions in the Base Indenture, including to provide for the issuance of and establishment of terms of a Series of Securities as permitted by Sections 2.1 and 2.2 thereof.

The Company desires and has requested the Trustee pursuant to Section 9.1 of the Base Indenture to join with it in the execution and delivery of this Supplemental Indenture (together with the Base Indenture, the “Indenture”) in order to supplement the Base Indenture as, and to the extent, set forth herein to provide for the issuance of and establish the forms and terms and conditions of the Notes (as defined below).

The execution and delivery of this Supplemental Indenture has been duly authorized by votes of the Board of Directors or a duly authorized committee thereof.

All conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 3.450% Senior Notes due June 15, 2027.

ARTICLE 1.

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.1. Relationship with Base Indenture.

The terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture will govern and be controlling.

The Trustee accepts the amendment of the Base Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in this Supplemental Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of the trust created by the Base Indenture, and without limiting the generality of the foregoing, the Trustee will not be responsible in any manner whatsoever for, or with respect to, any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for, or with respect to, (1) the proper authorization of this Supplemental Indenture by the Company, (2) the due execution hereof by the Company or (3) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Further, the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Supplemental Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fires; floods; wars; civil or military disturbances;

sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; or governmental actions; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances.

Section 1.2. Definitions.

Capitalized terms used herein without definition shall have the respective meanings set forth in the Base Indenture. The following terms have the meanings given to them in this Section 1.2:

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures established by and customary for the Depositary that apply to such transfer or exchange.

“Attributable Debt” with regard to a Sale and Lease Back Transaction with respect to any Principal Property means, at the time of determination, the lesser of (i) the fair market value of the Principal Property subject to the Sale and Lease Back Transaction or (ii) the present value (discounted by the weighted average interest rate borne by all securities then outstanding under the Base Indenture at the time of determination compounded semiannually) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such Sale and Lease Back Transaction.

“Base Indenture” has the meaning set forth in the preamble to this Supplemental Indenture, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by both Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following the consummation of such Change of Control (which Trigger Period shall be extended if the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency on such 60th day, such extension to last with respect to each Rating Agency until the date on which such Rating Agency considering such possible downgrade either (i) rates the Notes below Investment Grade or (ii) publicly announces that it is no longer considering the Notes for possible downgrade, provided that no such extension will occur if on such 60th day the Notes are rated Investment Grade by both Rating Agencies and are not subject to review for possible downgrade by either Rating Agency). In no event shall the Trustee be charged with knowledge of or responsibility for maintaining a “Below Investment Grade Rating Event” or “Trigger Period.”

“Change of Control” means the occurrence of any of the following:

(i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to any person, other than to the Company or one of its direct or indirect Subsidiaries;

(ii) the consummation of any transaction (including any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(iii) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the outstanding Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction measured by voting power rather than number of shares; or

(iv) the adoption of a plan providing for the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company (which shall include a parent company) and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, (2) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all of these quotations or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Consolidated Net Tangible Assets” means, as of any date on which the Company effects a transaction requiring such Consolidated Net Tangible Assets to be measured hereunder, the aggregate amount of assets (less applicable reserves) after deducting therefrom (i) all current liabilities, except for any notes and loans payable, current maturities of long-term debt, the current portion of deferred revenue and obligations under capital leases and (ii) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, to the extent included in said aggregate amount of assets, all as set forth on the Company’s most recent consolidated balance sheet and computed in accordance with GAAP.

“Consolidated Tangible Assets” means, as of any date on which the Company effects a transaction requiring such Consolidated Tangible Assets to be measured hereunder, the aggregate amount of assets (less applicable reserves) set forth on the Company’s most recent consolidated balance sheet and computed in accordance with GAAP.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.2 hereof, substantially in the form of Exhibit A hereto, except that such Note will not bear the Global Note Legend.

“Depositary” means, with respect to the Notes hereunder issuable or issued in whole or in part in global form, the person specified in Section 2.1 hereof as the Depositary with respect to such Notes, and any and all successors thereto appointed as depositary hereunder.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“GAAP” means accounting principles generally accepted in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of the determination.

“Global Note Legend” means the legend set forth in Section 2.2(e) hereof, which is required to be placed on all Global Notes issued under this Supplemental Indenture.

“Global Notes” means, individually and collectively, each of the Global Notes, in the form of Exhibit A hereto, issued in accordance with Section 2.1 hereof.

“Holder” means a person in whose name a Note is registered.

“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture, governing the Notes, in each case, as amended, supplemented or restated from time to time.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Indirect Participant” means a person who holds a beneficial interest in a Global Note through a Participant.

“Investment Grade” means, with respect to Moody’s, a rating equal to or higher than Baa3 (or the equivalent under any successor rating categories of Moody’s) and, with respect to S&P, a rating equal to or higher than BBB- (or the equivalent under any successor rating categories of S&P).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Available Proceeds” from any Sale and Lease Back Transaction by the Company or any Subsidiary means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of debt or obligations relating to the properties or assets that are the subject of such Sale and Lease Back Transaction or received in any other noncash form) therefrom by the Company or any Subsidiary, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all United States federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Sale and Lease Back Transaction; (ii) all payments made by the Company or any Subsidiary on any debt which is secured in whole or in part by any such properties and assets in accordance with the terms of any Lien upon or with respect to any such properties and assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such Sale and Lease Back Transaction or by applicable law, be repaid out of the proceeds from such Sale and Lease Back Transaction; and (iii) all distributions and other payments made to the minority interest holders in any Subsidiary or joint venture as a result of such Sale and Lease Back Transaction.

“Notes” means the 3.450% Senior Notes due June 15, 2027 issued under this Supplemental Indenture.

“Par Call Date” means March 15, 2027.

“Participant” means, with respect to the Depositary, a person who has an account with the Depositary.

“Paying Agent” shall initially mean the Trustee and may be changed by the Company without notice to any Holder.

“Principal Property” means any single parcel of real property or any permanent improvement thereon (i) owned by the Company or any of the Subsidiaries located in the United States, including the Company’s principal corporate office, any manufacturing facility or plant or any portion thereof and (ii) having a book value, as of the date of determination, in excess of 3.0% of the Company’s most recently calculated Consolidated Net Tangible Assets. Principal Property does not include any property that the Board of Directors has determined not to be of material importance to the business conducted by the Subsidiaries and the Company, taken as a whole.

“Principal Subsidiary” means any Subsidiary which owns any Principal Property.

“Rating Agencies” means each of Moody’s and S&P; provided, that if either of Moody’s and S&P ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.

“Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or its affiliates that are primary U.S. Government securities dealers), and its successors, and any other reference Treasury dealer the Company selects or, if at any time the above is not a primary U.S. Government securities dealer, one other nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Registration Default” shall have the meaning assigned to it in the Registration Rights Agreement.

“Registration Rights Agreement” means the registration rights agreement, dated as of October 7, 2022, with respect to the Notes between the Company and TD Securities (USA) LLC, as amended, supplemented or otherwise modified from time to time.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date for such redemption; provided that if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Sale and Lease Back Transaction” means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of any Principal Property that, more than 12 months after the later of (i) the completion of the acquisition, construction, development or improvement of such Principal Property or (ii) the placing in operation of such Principal Property or of such Principal Property as so constructed, developed or improved, has been or is being sold, conveyed, transferred or otherwise disposed of by the Company or any Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender on the security of such Principal Property.

“Series” shall have the meaning assigned to it in the Base Indenture.

“Subsidiary” means any corporation, association or other business entity of which more than 50% of the total voting power of all shares, interests, participations, rights or other equivalents (however designated) of corporate stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of its other Subsidiaries or a combination thereof.

“Supplemental Indenture” means this Supplemental Indenture, dated as of the date hereof, by and between the Company and the Trustee, governing the Notes, as amended, supplemented or otherwise modified from time to time in accordance with the Base Indenture and the terms hereof.

“Treasury Rate” means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the third Business Day immediately preceding that redemption date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Business Day.

“Trustee Certificate” means a certificate signed on behalf of the Trustee by one of its duly authorized officers.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the shares, interests, participations, rights or other equivalents (however designated) of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 1.3. Other Definitions.

Term	Defined in Section
“Additional Interest”	5.2
“Authorized Officers”	7.9
“Change of Control Offer”	4.1
“Change of Control Payment”	4.1
“Change of Control Payment Date”	4.1
“Debt”	4.2
“DTC”	2.1
“Event of Default”	5.1
“incur”	4.2
“Instructions”	7.9
“Lien”	4.2
“Optional Redemption Date”	3.1
“Securities Act”	4.5

Section 1.4. Additional Interest. Unless the context otherwise requires, for the avoidance of doubt any references to “interest” shall include any “Additional Interest” that may be payable on a particular Note or Notes.

ARTICLE 2.

THE NOTES

Section 2.1. Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication with respect thereto will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes will be in denominations of $2,000 with integral multiples of $1,000 thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Notes conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling.

(b) Global Notes.

(1) Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon). Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon).

(2) Each Global Note will represent such of the outstanding Notes as will be specified therein and each will provide that it will represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.2 hereof. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

Section 2.2. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes hereunder will be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or

(2) the Company in its sole discretion and subject to the procedures of the Depositary determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes will be issued for the Notes in such names and in any approved denominations as the Depositary will instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.8 and 2.11 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.2 (subject to any contrary provision in this Section 2.2(a)) or Sections 2.8 or 2.11 of the Base Indenture, will be authenticated and delivered in the form of, and will be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.2(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Sections 2.2(b) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Supplemental Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions will be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests with respect to Notes that are not subject to Section 2.2(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Supplemental Indenture and the Notes, as evidenced by an Officers’ Certificate delivered to the Trustee, the Trustee will adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.2(f) hereof.

(c) Transfer and Exchange of Definitive Notes for Beneficial Interests.

A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase, or cause to be increased, the aggregate principal amount of one of the applicable Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to the previous paragraph at a time when a Global Note has not yet been issued, the Company will issue and, upon receipt of a Company Order, the Trustee will authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(d) Transfer and Exchange of Definitive Notes for Definitive Notes. A Holder of Definitive Notes may transfer such Notes to a person who takes delivery thereof in the form of a Definitive Note. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.2(d), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder will present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder will provide any additional required certifications, documents and information, as applicable.

(e) Legends. Unless specifically stated otherwise in the applicable provisions of this Supplemental Indenture, the face of all Global Notes issued under this Supplemental Indenture will bear a legend set forth in Annex A hereto.

(f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or interests in another Global Note or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon the receipt of a Company Order.

(2) No service charge will be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.6 and 9.6 of the Base Indenture).

(3) The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Supplemental Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) The Company will not be required:

(i) to issue, to register the transfer of or to exchange any Notes during a period of 15 days before the day of any selection of Notes for redemption under Section 3.2 of the Base Indenture and ending at the close of business on the day of selection;

(ii) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(iii) to register the transfer of or to exchange any Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to the record date provisions hereof) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company will be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.3 of the Base Indenture.

(8) The Trustee will deliver one or more Trustee Certificates certifying, among other things, pursuant to Section 2.3 of the Base Indenture, that the Notes have been authenticated and have been made available for delivery and the corporate governance documents and incumbency of signing officers of the Trustee as of the date hereof.

(9) Any Officers’ Certificate or Opinion of Counsel required to be submitted to the Registrar pursuant to this Section 2.2 to effect a registration of transfer or exchange may be submitted by facsimile.

(10) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(11) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.1. Optional Redemption.

(a) The Notes shall be redeemable in whole at any time or in part from time to time, at the Company’s option. At any time prior to the Par Call Date, the Company may, on any one or more occasions, redeem, in whole or in part, at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to, but excluding, the date of redemption or purchase (“Optional Redemption Date”) (subject to the right of the holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(i)	100% of the principal amount of the Notes being redeemed; and
(ii)

The sum of the present values of the Remaining Scheduled Payments due on such Notes, discounted to the Optional Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus accrued and unpaid interest thereon to the Optional Redemption Date.

Calculation of the foregoing shall be made by the Company or on the Company’s behalf by such person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.

At any time on or after the Par Call Date, the Company may, on any one or more occasions, redeem, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to, but excluding, the Optional Redemption Date.

Notice of any redemption shall be sent electronically or by first class mail at least 10 days but not more than 60 days before the redemption date to each Holder of the Notes being redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by a Depositary, the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

(b) On and after the Optional Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

Section 3.2. Mandatory Redemption.

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4.

PARTICULAR COVENANTS

Section 4.1. Offer to Purchase Upon Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs with respect to the Notes, unless the Company has exercised its option to redeem such Notes in full pursuant to Section 3.1 hereof or has defeased such Notes or satisfied and discharged such Notes, the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to $2,000 and in integral multiples of $1,000 in excess thereof; provided that the unrepurchased portion of a Note must be in a minimum principal amount of $2,000) of that Holder’s Notes pursuant to the offer set forth below. In a Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event with respect to the Notes or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail or cause to be mailed (or if the Notes to be repurchased are represented by one or more Global Notes, transmitted in accordance with the Depositary’s standard procedures therefor), a notice to Holders of the Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or transmitted (a “Change of Control Payment Date”). The notice shall, if mailed or transmitted prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(b) Such notice shall also state:

(1) that the Change of Control Offer is being made pursuant to this Section 4.1 and that all Notes or portions of Notes validly tendered and not withdrawn will be accepted for payment;

(2) the Change of Control Payment and the Change of Control Payment Date;

(3) that any Note not tendered will continue to accrue interest;

(4) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date unless the Company shall default in the payment of the Change of Control Payment and the only remaining right of the Holder is to receive payment of the Change of Control Payment upon surrender of the Notes to the Paying Agent;

(5) that Holders electing to have a portion of a Note purchased pursuant to a Change of Control Offer may only elect to have such Note purchased in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof; provided that the unrepurchased portion of a Note must be in a minimum principal amount of $2,000;

(6) that if a Holder elects to have a Note purchased pursuant to the Change of Control Offer such Holder will be required to surrender such Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Note completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(7) that a Holder will be entitled to withdraw its election if the Company receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Note purchased; and

(8) that if Notes are purchased only in part by the Company, a new Note of the same Series and type will be issued in a principal amount equal to the unpurchased portion of the Notes surrendered.

(c) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Notes or portions of such Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of such Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

(d) The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Notes properly tendered and not withdrawn under its offer.

(e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the provisions under this Section 4.1, the Company shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.1 or the Notes by virtue of any such conflict.

(f) No Notes of $2,000 or less can be repurchased in part pursuant to this Section 4.1. Notes in denominations larger than $2,000 may be repurchased in part but only in integral multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be repurchased.

Section 4.2. Liens.

(a) The Company will not, nor will it permit any Subsidiary to, issue, incur, create, assume or guarantee (collectively, “incur”) any debt for borrowed money, including all obligations evidenced by bonds, debentures, notes or similar instruments (collectively, a “Debt”), secured by a mortgage, deed of trust, security interest, pledge, lien, charge or other encumbrance (collectively, a “Lien”) upon any Principal Property or upon any shares of stock of any Principal Subsidiary (whether such Principal Property or shares are now existing or owned or hereafter created or acquired) without in any such case effectively providing, substantially concurrently with or prior to the creation or assumption of such Lien, that the Notes (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company or such Subsidiary ranking equally with the Notes) shall be secured equally and ratably with (or, at the Company’s option, prior to) such secured Debt. The foregoing restriction, however, will not apply to each of the following:

(1) Liens on property, shares of stock or other assets of any person (as defined in the Base Indenture) existing at the time such person becomes a Subsidiary or existing at the time of acquisition thereof by the Company or a Subsidiary, provided that such Liens are not incurred in anticipation of such person’s becoming a Subsidiary or such acquisition and do not extend to (i) any Principal Property or (ii) any shares of stock of any Principal Subsidiary that, in each case, were not previously encumbered by such Liens;

(2) Liens on property of a person (as defined in the Base Indenture) existing at the time such person is merged into or consolidated with the Company or a Subsidiary or at the time of a sale, lease or other disposition of the properties of such person (or a division thereof) as an entirety or substantially as an entirety to the Company or a Subsidiary, provided that such Liens were not incurred in anticipation of such merger or consolidation or sale, lease or other disposition and do not extend to (i) any Principal Property or (ii) any shares of stock of any Principal Subsidiary that, in each case, were not previously encumbered by such Liens;

(3) Liens to secure all or part of the cost of acquisition, construction, development or improvement of any property or to secure Debt incurred to provide funds for any such purpose (including purchase money security interests or purchase money mortgages), provided that the commitment of the creditor to extend the credit secured by any such Lien is obtained not later than 24 months after the later of (i) the completion of acquisition, construction, development or improvement of such property and (ii) the placing in operation of such property or of such property as so constructed, developed or improved;

(4) Liens in favor of, or which secure Debt owing to, the Company or any Subsidiary;

(5) Liens existing at the date of the issuance of the Notes;

(6) Liens in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;

(7) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal taxation pursuant to Section 103(b) of the Internal Revenue Code of 1986, as amended; and

(8) extensions, renewals or replacements of any Liens referred to in the foregoing clauses, provided that (i) the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement and (ii) such extension, renewal or replacement Liens will be limited to all or part of the same property and improvement thereon which secured the Debt so secured at the time of such extension, renewal or replacement.

(b) Notwithstanding the restrictions in clause (a) above, the Company or any Subsidiary may incur Debt secured by a Lien which would otherwise be prohibited by such restrictions, without equally and ratably securing the Notes, provided that, after giving effect thereto, the then aggregate outstanding amount of all such Debt so secured by such Liens (not including Liens permitted under items (1) through (8) in clause (a) above) plus the aggregate amount of Attributable Debt in respect of Sale and Lease Back Transactions with respect to Principal Properties entered into after the date of issuance of the Notes and permitted solely pursuant to clause (c) of Section 4.3 hereof and still in existence does not exceed the greater of 5% of the Consolidated Tangible Assets at the time of such incurrence and $750 million.

Section 4.3. Sale and Lease Back Transactions.

The Company will not, and will not permit any Subsidiary to, enter into any Sale and Lease Back Transaction with respect to any Principal Property, other than any such Sale and Lease Back Transaction involving a lease for a term of not more than three years or any such Sale and Lease Back Transaction between the Company and one of its Subsidiaries, or between its Subsidiaries, unless:

(a) the Company or such Subsidiary, as applicable, would be entitled to incur Debt secured by a Lien on the Principal Property involved in such Sale and Lease Back Transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease Back Transaction, without equally and ratably securing the Notes, pursuant to items (1) through (8) in clause (a) of Section 4.2 hereof;

(b) the Company applies the Net Available Proceeds of such Sale and Lease Back Transaction within 180 days of such Sale and Lease Back Transaction to either (or a combination of) (i) the prepayment or retirement of Debt of the Company or a Subsidiary (other than Debt that is, in the case of Debt of the Company, subordinated to the Notes or Debt owed to the Company or a Subsidiary) that by its terms matures more than 12 months after its creation or (ii) the purchase, construction, development, expansion or improvement of comparable properties or facilities; or

(c) the aggregate amount of Attributable Debt in respect of such Sale and Lease Back Transaction plus the Attributable Debt in respect of all other Sale and Lease Back Transactions of Principal Properties entered into after the date of issuance of the Notes permitted solely pursuant to this clause (c) and still in existence, plus the aggregate amount of all Debt secured by Liens permitted solely pursuant to clause (b) of Section 4.2 above and still outstanding, does not exceed the greater of 5% of the Consolidated Tangible Assets at the time of such Sale and Lease Back Transaction and $750 million.

Section 4.4. Covenants.

The covenants set forth in Sections 4.2 and 4.3 above are and are intended solely for the benefit of the Holders of Notes.

Section 4.5. Rule 144A Information.

Unless it is then subject to the reporting requirements of Section 13(d) or 15 of the Exchange Act, the Company will, upon request, furnish to any prospective purchaser of the Notes or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act of 1933, as amended (the “Securities Act”), so long as any Notes remain outstanding and constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act.

ARTICLE 5.

DEFAULTS AND REMEDIES

Section 5.1. Events of Default.

In addition to the Events of Default set forth in the Base Indenture, the following is an “Event of Default” with respect to the Notes: (i) the failure of the Company or any Subsidiary to pay indebtedness for money borrowed by the Company or any Subsidiary in an aggregate principal amount of at least $300,000,000, at the later of final maturity and the expiration of any related applicable grace period and such defaulted payment shall not have been made, waived or extended within 30 days after written notice from the Trustee or the holders of at least 25% in principal amount of the outstanding Notes; or (ii) acceleration of the maturity of indebtedness for money borrowed by the Company or any Subsidiary in an aggregate principal amount of at least $300,000,000, if that acceleration results from a default under the instrument giving rise to or securing such indebtedness for money borrowed and such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days after written notice from the Trustee or the holders of at least 25% in principal amount of the outstanding Notes; provided, however, that, if in the case of this clause (ii), the default under the instrument governing the foregoing indebtedness is cured by the Company, or waived by the holders of the indebtedness, in each case, as permitted by such governing instrument, then, unless the maturity of the Notes has been accelerated in accordance with the Indenture, the Event of Default under the Indenture with respect to the Notes caused by such default will be deemed likewise to be cured or waived.

Section 5.2. Registration Default.

If a Registration Default occurs with respect to the Notes that are Registrable Securities (as that term is defined in the Registration Rights Agreement), then additional interest shall accrue on the principal amount of the Notes that are Registrable Securities at a rate of 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum) (the “Additional Interest”). The Additional Interest will cease to accrue when the Registration Default is cured. The rate of Additional Interest shall not increase, even if more than one Registration Default has occurred and is continuing. Notwithstanding the foregoing, a Holder of Notes who is not entitled to the benefits of the shelf registration statement shall not be entitled to any increase in the interest rate borne by the Notes as a result of a Registration Default that pertains to the shelf registration statement. Any amounts of Additional Interest due will be payable in cash on the same original interest payment dates as interest on the Notes is payable. The Trustee shall have no duty to monitor the Company’s compliance with the Registration Rights Agreement, and shall not be deemed to have knowledge of a Registration Default unless a Responsible Officer has received actual written notice thereof.

ARTICLE 6.

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 6.1. Satisfaction and Discharge of Indenture.

The Company may satisfy and discharge the Notes hereunder in accordance with and subject to the terms of Section 8.1 of the Base Indenture.

Section 6.2. Legal Defeasance of Securities.

Section 8.3 of the Base Indenture shall be applicable to the Notes.

Section 6.3. Covenant Defeasance.

In addition to the covenants specified in Section 8.4 of the Base Indenture, the Company may omit to comply with respect to the Notes with any term, provision or condition set forth in Sections 4.1, 4.2 and 4.3 of this Supplemental Indenture by complying with the requirements of Section 8.4 of the Base Indenture in respect of such Notes.

ARTICLE 7.

MISCELLANEOUS

Section 7.1. Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Supplemental Indenture by the TIA, such required or deemed provision shall control.

Section 7.2. Governing Law.

THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 7.3. Successors.

All agreements of the Company in this Supplemental Indenture and the Notes will bind its successors. All agreements of the Trustee in this Supplemental Indenture will bind its successors.

Section 7.4. Severability.

In case any provision in this Supplemental Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 7.5. Counterpart Originals.

This Supplemental Indenture may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The parties hereto agree that this Supplemental Indenture, any documents to be delivered pursuant to this Supplemental Indenture and any notices hereunder may be transmitted between them by facsimile or electronic format (e.g., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. The words “executed,” “signed,” “signature,” and words of like import in this Supplemental Indenture or any agreement entered into in connection herewith shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act (e.g. DocuSign).

Notwithstanding Section 2.3 of the Base Indenture, the Notes may be executed by the Company and authenticated by the Trustee by manual or electronic signature.

The Company agrees to assume all risks arising out of the use of electronic or digital signatures and electronic methods to submit any communications to the Trustee, including the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 7.6. Table of Contents, Headings, Etc.

The Table of Contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 7.7. Jury Trial.

Each party hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Supplemental Indenture.

Section 7.8. Interpretation.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Supplemental Indenture in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Supplemental Indenture and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 7.9. Instruction by Electronic Means.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 7.10. Miscellaneous.

In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

[Signatures on following page]

SIGNATURES

Dated as of October 7, 2022

ANALOG DEVICES, INC.

By	/s/ Prashanth Mahendra-Rajah
Name:	Prashanth Mahendra-Rajah
Title:	Executive Vice President, Finance and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By	/s/ J’olika L. Botethi
Name:	J’olika L. Botethi
Title:	Vice President

[Signature Page to Supplemental Indenture]

ANNEX A

PROVISIONS RELATING TO THE NOTES

1.1 Definitions.

For the purposes of this Annex A the following terms shall have the meanings indicated below:

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Securities” has the meaning set forth in the Registration Rights Agreement.

“Existing Noteholders” means the holders of Maxim Notes who tendered their Maxim Notes pursuant to the Offering Memorandum to obtain the Notes.

“Global Notes Legend” means the legend set forth in Section 2.2(f)(i)(z).

“Maxim Notes” means the outstanding 3.450% Senior Notes due 2027 issued by Maxim Integrated Products, Inc.

“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

“Offering Memorandum” means the confidential offering memorandum and consent solicitation statement (including the exhibits attached thereto and the documents incorporated by reference therein), dated September 8, 2022.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Legend” means the legend set forth in Section 2.2(f)(i)(y).

“Regulation S Notes” means all Notes delivered to Existing Noteholders outside the United States in reliance on Regulation S.

“Restricted Period” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date hereof.

“Restricted Notes Legend” means the legend set forth in Section 2.2(f)(i)(x).

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Notes delivered to QIBs in reliance on Section 4(a)(2) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” means the shelf registration statement filed by the Company in connection with the offer and sale of the Notes pursuant to the Registration Rights Agreement.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear or are subject to the Restricted Notes Legend or the Regulation S Legend.

“Unrestricted Definitive Note” means Definitive Notes and any other Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

“Unrestricted Global Notes” means Global Notes and any other Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

“U.S. Person” means a U.S. Person as defined in Regulation S.

Capitalized terms used herein without definition shall have the respective meanings set forth in the Indenture. Unless the context otherwise requires, any reference in this Annex A to a section refers to a section of this Annex A.

1.2 Other Definitions.

Term	Defined in Section:
Agent Members	2.1	(b)
Clearstream	2.1	(b)
Euroclear	2.1	(b)
Global Notes	2.1	(b)
Regulation S Global Notes	2.1	(b)
Rule 144A Global Notes	2.1	(b)

2. The Notes.

2.1 Form and Dating; Global Notes.

(a) The Global Notes will be delivered by the Trustee to the Depositary upon the instruction of the Holder in exchange for Maxim Notes in accordance with the terms and conditions of the Offering Memorandum only to Existing Noteholders who are (1) reasonably believed to be QIBs in reliance on Rule 144A and/or (2) Non-U.S. Persons and are outside of the United States in reliance on Regulation S. Such Notes may thereafter be transferred in accordance herewith.

(b) Global Notes.

(i) Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).

Regulation S Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (the “Regulation S Global Notes”), which shall be registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, Société Anonyme (“Clearstream”) and such Regulation S Global Notes shall be deemed to be a “temporary global security” for purposes of Rule 903 under Regulation S until the expiration of the Restricted Period.

The aggregate principal amount of each Global Note (as defined below) may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers and exchanges of interests therein as herein provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking Luxembourg” and “CBL Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by participants through Euroclear or Clearstream.

The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes and any Unrestricted Global Note. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear the Restricted Notes Legend or Regulation S Legend, as appropriate.

Members of, or direct or indirect participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes. The Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(ii) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 2.2. In addition, a Global Note shall be exchangeable for Definitive Notes only if (1) the Depositary (a) notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fails to appoint a successor depository within 90 days or (b) has ceased to be a clearing agency registered under the Exchange Act, (2) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Definitive Notes or (3) there shall have occurred and be continuing an Event of Default with respect to such Global Note and the Depositary shall have requested such exchange; provided that in no event shall the Regulation S Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary in accordance with its customary procedures.

(iii) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (ii) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(iv) Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.

(v) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in such Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

2.2 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes will not be exchanged by the Company for Definitive Notes except under the circumstances described in Section 2.1(b)(ii). Global Notes also may be transferred, exchanged or replaced, in whole or in part, as provided in Section 2.8 of the Base Indenture and as contemplated by Sections 2.2(j) and 2.2(k) hereof. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b) and 2.2(c).

In the event that a Restricted Global Note is exchanged for certificated Notes, prior to the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of Section 2.2(b) (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of the Indenture and the applicable rules and procedures of the Depositary. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depositary in accordance with the applicable rules and procedures of the Depositary directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depositary containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(g).

(iii) Transfer of Beneficial Interests to Another Transfer Restricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.

(iv) Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Company so requests or if the applicable rules and procedures of the Depositary so require, an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend or Regulation S Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii), (iii) or (iv) below, as applicable:

(i) Transfer Restricted Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Transfer Restricted Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Transfer Restricted Global Note or to transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Transfer Restricted Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such Holder in the form attached to the applicable Note;

(B) if such Transfer Restricted Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;

(C) if such Transfer Restricted Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;

(D) if such Transfer Restricted Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Note; or

(E) if such Transfer Restricted Note is being transferred to the Company or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Note;

the Trustee shall cancel the Transfer Restricted Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note.

(ii) Transfer Restricted Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Transfer Restricted Note may exchange such Transfer Restricted Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Transfer Restricted Note proposes to exchange such Transfer Restricted Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form attached to the applicable Note; or

(B) if the Holder of such Transfer Restricted Notes proposes to transfer such Transfer Restricted Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form attached to the applicable Note, and, in each such case, if the Company so requests or if the applicable rules and procedures of the Depositary so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Company, shall issue and, upon receipt of an authentication order, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Notes transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i) Transfer Restricted Notes to Transfer Restricted Notes. A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note; or

(C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note.

(ii) Transfer Restricted Notes to Unrestricted Definitive Notes. Any Transfer Restricted Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A) if the Holder of such Transfer Restricted Note proposes to exchange such Transfer Restricted Note for an Unrestricted Definitive Note, a certificate from such Holder in the form attached to the applicable Note; or

(B) if the Holder of such Transfer Restricted Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form attached to the applicable Note, and, in each such case, if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(iv) Unrestricted Definitive Notes to Transfer Restricted Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Note.

(f) Legend.

(i)(x) Except as permitted by the following paragraph (ii), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) (x) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (y) IT IS NOT A “U.S. PERSON” AND IS OUTSIDE OF THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (B) IF IT IS IN CANADA, SUCH ACQUIRER IS AN ACCREDITED INVESTOR, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), IS A PERMITTED CLIENT AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS, IS NOT AN INDIVIDUAL, AND HAS COMPLETED, SIGNED AND SUBMITTED TO THE EXCHANGE AGENT A CANADIAN ELIGIBILITY CERTIFICATION IN THE FORM PROVIDED BY ADI; AND (2) AGREES FOR THE BENEFIT OF ADI THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO ADI, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. (3) PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE MUST BE DELIVERED TO THE ADI TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (E)

ABOVE, ADI RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(y) Prior to the expiration of the Restricted Period, each Regulation S Note shall bear the following additional legend:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY US PERSON, UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THE FOREGOING SHALL NOT APPLY FOLLOWING THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (I) THE DATE ON WHICH THESE SECURITIES WERE FIRST OFFERED AND (II) THE DATE OF ISSUANCE OF THESE SECURITIES. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT SHALL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.”

(z) Each Global Note shall bear the following additional legends:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.2 OF THE SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.2(a) OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY HEREINAFTER REFERRED TO.

THIS GLOBAL NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS GLOBAL NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iii) Upon a sale or transfer after the expiration of the Restricted Period of any Note acquired pursuant to Regulation S, all requirements that such Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Note be issued in global form shall continue to apply.

(g) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or interests in another Global Note or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange; provided, however, that the Company may require payment of a sum sufficient to pay all taxes, assessments or similar governmental charges in connection with any transfer or exchange.

(iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, a Paying Agent or the Registrar shall deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(v) The transferor of any Note shall provide or cause to be provided to the Trustee all information reasonably requested by the Trustee that is necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Internal Revenue Code of 1986, as amended. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. In connection with any proposed exchange of a certificated Note for a Global Note, the Company or the Depositary shall provide or cause to be provided to the Trustee all information reasonably requested by the Trustee that is necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Internal Revenue Code of 1986, as amended. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(i) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected in so relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j) Shelf Registration Statement. After a transfer of any Note pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Note, all requirements pertaining to legends on such Note will cease to apply and the requirements that any such Note be issued in global form will continue to apply.

(k) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue, under the Indenture and, upon receipt of an authentication order in accordance with the Indenture, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by each Person that certifies in the applicable letter of transmittal (A) that any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (B) that at the time of the commencement of the Exchange Offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of Securities Act) of any Exchange Securities in violation of the Securities Act, (C) that it is not an “affiliate” (as defined in Rule 405 promulgated under Securities Act) of the Company, (D) if such Person is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of any Exchange Securities; and (E) if such Person is a broker-dealer that will receive Exchange Securities for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such Exchange Securities. Following the consummation of the Exchange Offer, the Exchange Securities will be treated as the same series as the original Notes.

Concurrently with the issuance of such Exchange Securities, the Trustee will cause the aggregate principal amount of the Restricted Global Notes to be reduced accordingly.

EXHIBIT A

FORM OF GLOBAL NOTE

(Face of Global Note)

[Global Notes Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.2 OF THE SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.2(a) OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY HEREINAFTER REFERRED TO.

THIS GLOBAL NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS GLOBAL NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Restricted Notes Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) (x) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (y) IT IS NOT A “U.S. PERSON” AND IS OUTSIDE OF THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (B) IF IT IS IN CANADA, SUCH ACQUIRER IS AN ACCREDITED INVESTOR, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), IS A PERMITTED CLIENT AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS, IS NOT AN INDIVIDUAL, AND HAS COMPLETED, SIGNED AND SUBMITTED TO THE EXCHANGE AGENT A CANADIAN ELIGIBILITY CERTIFICATION IN THE FORM PROVIDED BY ADI; AND (2) AGREES FOR THE BENEFIT OF ADI THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE

TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO ADI, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. (3) PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE MUST BE DELIVERED TO THE ADI TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (E) ABOVE, ADI RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Prior to the expiration of the Restricted Period each Regulation S Note shall bear the following additional legend:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY US PERSON, UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THE FOREGOING SHALL NOT APPLY FOLLOWING THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (I) THE DATE ON WHICH THESE SECURITIES WERE FIRST OFFERED AND (II) THE DATE OF ISSUANCE OF THESE SECURITIES. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT SHALL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

CUSIP: 032654 AZ81

U0022L AA22

ISIN: US032654AZ841

USU0022LAA272

ANALOG DEVICES, INC.

3.450% Senior Note due June 15, 2027

No. _____	$__________

Analog Devices, Inc., a Massachusetts corporation, promises to pay to CEDE & CO. or registered assigns, the principal sum of $[ ] on June 15, 2027.

Interest Payment Dates:	June 15 and December 15

Record Dates:	June 1 and December 1

Date: _______________

ANALOG DEVICES, INC.

By:
Name: Prashanth Mahendra-Rajah
Title: Executive Vice President, Finance and Chief Financial Officer

[1]	For Rule 144A Note(s).
[2]	For Regulation S Note(s).

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Supplemental Indenture:

Dated: _______________

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Authorized Signatory

(Back of Global Note)

ANALOG DEVICES, INC.

3.450% Senior Note due June 15, 2027

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Analog Devices, Inc., a Massachusetts corporation (the “Company”), promises to pay interest on the principal amount of this Note at 3.450% per annum from the date hereof until maturity. The Company will pay interest on the Notes semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2022, or if any such day is not a Business Day, on the next succeeding Business Day, and no additional interest will accrue on the amount so payable in respect of such Notes for that period (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid or provided for, from June 15, 2022; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest will accrue from such next succeeding Interest Payment Date. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent allowable) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent allowable) on overdue installments of interest at the same rate to the extent lawful. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay all Additional Interest, if any, on the applicable Interest Payment Date in the same manner as interest is paid on the Notes and in the amounts set forth in the Supplemental Indenture.

2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered Holders of Notes at the close of business on the June 1 or December 1 (whether or not a Business Day) next preceding the applicable Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Base Indenture with respect to defaulted interest. Principal and interest on the Notes will be payable at the office or agency of the Paying Agent and Registrar within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of Notes at their respective addresses set forth in the register of Holders of Notes; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent at least 15 calendar days prior to the applicable payment date. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. This Note is one of a duly authenticated Series of securities of the Company issued and to be issued under an indenture (the “Base Indenture”), dated as of June 3, 2013, between the Company and the Trustee, as amended by the Supplemental Indenture, dated as of October 7, 2022, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling, and to the extent any provision of the Base Indenture conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture will govern and be controlling.

5. OPTIONAL REDEMPTION.

(a) The Notes shall be redeemable in whole at any time or in part from time to time, at the Company’s option. At any time prior to the Par Call Date, the Company may, on any one or more occasions, redeem, in whole or in part, at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to, but excluding, the Optional Redemption Date (subject to the right of the holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(i)	100% of the principal amount of the Notes being redeemed; and

(ii)

The sum of the present values of the Remaining Scheduled Payments due on such Notes, discounted to the Optional Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus accrued and unpaid interest thereon to the Optional Redemption Date.

Calculation of the foregoing shall be made by the Company or on the Company’s behalf by such person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.

At any time on or after the Par Call Date, the Company may, on any one or more occasions, redeem, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to, but excluding, the Optional Redemption Date.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by a Depositary, the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

Notice of any redemption shall be sent electronically or by first class mail at least 10 days but not more than 60 days before the redemption date to each Holder of the Notes being redeemed.

(b) On and after the Optional Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

6. MANDATORY REDEMPTION. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

7. OFFER TO PURCHASE UPON CHANGE OF CONTROL. If a Change of Control Triggering Event occurs with respect to the Notes, unless the Company has exercised its option to redeem the Notes in full pursuant to Section 3.1 of the Supplemental Indenture or has defeased the Notes or satisfied and discharged the Notes, the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to $2,000 and in integral multiples of $1,000 in excess thereof; provided that the unrepurchased portion of a Note must be in a minimum principal amount of $2,000) of that Holder’s Notes pursuant to the terms set forth in the Indenture. In a Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase.

8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes may be transferred or exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company or the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or transfer any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the day of any selection of Notes being redeemed or during the period between a record date and the corresponding Interest Payment Date.

9. PERSONS DEEMED OWNERS. Subject to the record date provisions hereof, the registered Holder of a Note may be treated as its owner for all purposes.

10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for a supplemental indenture as set forth in Article V of the Base Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to make any change that does not adversely affect the rights of any Holder; (v) to provide for the issuance of and establish the form and terms and conditions of the Securities as permitted by the Indenture; (vi) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee; or (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

11. DEFAULTS AND REMEDIES. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of, and any accrued and unpaid interest on, the outstanding Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

12. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may become the owner or pledgee of the Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee.

13. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company will not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14. AUTHENTICATION. This Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

16. CUSIP NUMBERS. The Company has caused CUSIP numbers to be printed on the Notes and the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other elements of identification printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the Supplemental Indenture. Requests may be made to:

Analog Devices, Inc.

One Analog Way

Wilmington, Massachusetts 01887

Attention: Chief Legal Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer

this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _____________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him

Date: _______________

Your Signature:

(sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.1 of the Supplemental Indenture, check the box below:

☐ Section 4.1

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.1 of the Supplemental Indenture, state the amount you elect to have purchased ($2,000 or integral multiples of $1,000 in excess thereof; provided that the unrepurchased portion of this Note must be in a minimum principal amount of $2,000): $________________

Date: _______________

Your Signature:

(sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.